Calculation of Filing Fee Tables
F-3
Triton International Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Preference Shares of Triton International Limited	457(o)
		Debt	Debt Securities of Triton International Limited	457(o)
		Debt	Guarantees of Debt Securities of Triton International Limited	457(o)
		Debt	Debt Securities of Triton Container International Limited	457(o)
		Debt	Guarantees of Debt Securities of Triton Container International Limited	457(o)
		Debt	Debt Securities of TAL International Container Corporation	457(o)
		Debt	Guarantees of Debt Securities of TAL International Container Corporation	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,000,000,000.00	0.0001381	$ 414,300.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,000,000,000.00		$ 414,300.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 414,300.00
Offering Note
[1]	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of the securities to be registered. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement on Form F-3 shall not have a maximum aggregate offering price that exceeds $3,000,000,000.00 in U.S. dollars or the equivalent thereof in any other currency. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Triton International Limited,Triton Container International Limited and TAL International Container Corporation being registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A